As filed with the Securities and Exchange Commission on August 19, 2022
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

NAUTILUS, INC.
(Exact name of Registrant as specified in its charter)

Washington	94-3002667
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

17750 S.E. 6th Way
Vancouver, Washington 98683
(360) 859-2900
(Address, including zip code, telephone number, including area code, of Registrant’s principal executive offices)

Nautilus, Inc. Amended and Restated 2015 Long-Term Incentive Plan
(Full title of the plan)

Alan Chan
Secretary
Nautilus, Inc.
17750 SE 6th Way
Vancouver, Washington 98683
(360) 859-2900
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Amy Bowler, Esq.
Leah Neumann, Esq.
Holland & Hart LLP
555 17th Street, Suite 3200
Denver, Colorado 80202
(303) 295-8400

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company”, and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E
Pursuant to General Instruction E of Form S-8, Nautilus, Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register 4,000,000 additional shares of common stock of the Registrant (“Common Stock”) issuable under the Registrant’s Amended and Restated 2015 Long-Term Incentive Plan (the “Plan”), pursuant to an amendment to the Plan, which was approved by the Registrant’s shareholders on August 2, 2022 (the “Amendment”). This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statements on Form S-8 filed with the Commission on May 26, 2015 (Registration No. 333-204455) registering 5,597,398 shares of Common Stock and May 5, 2020 (Registration No. 333-237998) registering an additional 2,000,000 shares of Common Stock issuable under the Plan.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I will be sent or given to participants in the Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 1. Plan Information.

Not required to be filed with this Registration Statement.

Item 2. Registrant Information and Employee Plan Annual Information.

Not required to be filed with this Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
We “incorporate by reference” in this prospectus certain documents that we have previously filed with the Commission. This means that we are disclosing important information to you without actually including that information in this prospectus by referring you to other documents that we have filed separately with the Commission. The information incorporated by reference is an important part of this prospectus. Information that we later provide to the Commission, and which is deemed “filed” with the Commission, will automatically update information that we previously filed with the Commission, and may replace information in this prospectus and information that we previously filed with the Commission. We incorporate by reference the following documents in this prospectus, which you should review in connection with this prospectus:
(a)    the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 2022, which includes audited financial statements for the Registrant's latest fiscal year, filed with the Commission on June 3, 2022;
(b)    the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, filed with the Commission on August 9, 2022;
(c)    the Registrant's Current Reports on Form 8‑K filed with the Commission on May 19, 2022, June 21, 2022, July 15, 2022, August 5, 2022, and August 9, 2022, in each case solely to the extent filed and not furnished; and

(d)    the description of the Registrant's Common Stock which is contained in the Registrant's registration statement on Form 8-A filed on May 8, 2002 (File No. 001-31321) under the Exchange Act, including any amendment or report filed for the purpose of updating such description.
    We also incorporate by reference each of the documents that we file with the Commission (excluding any portion of those filings furnished, not filed, under Items 2.02 or 7.01 of Form 8-K or other information furnished to the Commission) under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all shares of Common Stock offered hereby have been sold or that deregisters all such shares of Common Stock then remaining unsold. Any statements made in such documents will automatically update and supersede the information contained in this prospectus, and any statements made in this prospectus update and supersede the information contained in past Commission filings incorporated by reference into this prospectus.

    You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement, or any free writing prospectus we may authorize to be delivered to you. You should not assume that the information incorporated by reference or provided in this prospectus, any applicable prospectus supplement or any free writing prospectus is accurate as of any date other than the date on the front of each document.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Officers and Directors.

    Sections 23B.08.510 and 23B.08.570 of the Washington Business Corporation Act (the “WBCA”) authorize Washington corporations to indemnify directors and officers under certain circumstances against expenses and liabilities incurred in legal proceedings in which they are involved by reason of being a director or officer, as applicable.

    Section 23B.08.560 of the WBCA authorizes a corporation by provision in a bylaw approved by its shareholders to indemnify or agree to indemnify a director made a party to a proceeding, or obligate itself to advance or reimburse expenses incurred in a proceeding, without regard to the limitations imposed by Sections 23B.08.510 through 23B.08.550 of the WBCA; provided that no such indemnity shall indemnify any director from or on account of (a) acts or omissions of the director finally adjudged to be intentional misconduct or a knowing violation of law, (b) conduct of the director finally adjudged to be in violation of Section 23B.08.310 of the WBCA or (c) any transaction with respect to which it was finally adjudged that such director personally received a benefit in money, property or services to which the director was not legally entitled.

    Article IX of the Registrant’s Amended and Restated Articles of Incorporation, provides that, to the fullest extent that the WBCA permits the limitation or elimination of directors’ or officers’ liability, a director or officer shall not be liable to the Registrant or its shareholders for monetary damages as a result of acts or omissions as a director or officer, as applicable. Article X of the Registrant’s Amended and Restated Bylaws, as amended, requires the Registrant to indemnify every present or former director or officer to the fullest extent authorized by the WBCA or other applicable law against liabilities and losses incurred in connection with serving as a director or officer, as applicable, and to advance expenses of such director or officer in connection with defending any proceeding covered by the indemnity.
The Registrant maintains directors’ and officers’ liability insurance under which the Registrant’s directors and officers are insured against loss (as defined in the policy) as a result of claims brought against them for their wrongful acts in such capacities.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.
The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Exhibit Description	Incorporated by Reference				Filed Herewith
		Form	File No.	Exhibit or Appendix	Filing Date

4.1	Amended and Restated Articles of Incorporation of the Registrant	DEF 14A	001-31321	A	April 22, 2008
4.2	Amended and Restated Bylaws of the Registrant	8-K	001-31321	3.1	April 5, 2005
4.3	Amendment to Amended and Restated Bylaws of the Registrant	8-K	001-31321	3.1	January 31, 2007
4.5	Nautilus, Inc. Amended and Restated 2015 Long-Term Incentive Plan	DEF 14A	001-31321	A	June 17, 2022
4.6	Amendment to Nautilus, Inc. Amended and Restated 2015 Long-Term Incentive Plan					X
5.1	Opinion of Holland & Hart LLP					X
23.1	Consent of Holland & Hart LLP (contained in Exhibit 5.1)					X
23.2	Consent of Grant Thorton LLP, Independent Registered Public Accounting Firm					X
23.3	Consent of KPMG LLP, Independent Registered Public Accounting Firm					X
24.1	Power of Attorney (included on the signature page to this Registration Statement)					X
107	Filing Fee Table					X

Item 9. Undertakings.
The undersigned Registrant hereby undertakes:
(a)To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)To include any prospectus required by section 10(a)(3) of the Securities Act;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference herein.
(a)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(b)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
    The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Washington, on this 19th day of August, 2023.
NAUTILUS, INC.

By:    /s/ Aina E. Konold
Aina E. Konold
Chief Financial Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James Barr IV and Aina Konold, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ James Barr IV	Chief Executive Officer and Director	August 19, 2022
James Barr IV	(Principal Executive Officer)

/s/ Aina E. Konold	Chief Financial Officer	August 19, 2022
Aina E. Konold	(Principal Financial Officer)

/s/ Sarah A. Jones	Principal Accounting Officer	August 19, 2022
Sarah A. Jones	(Principal Accounting Officer)

/s/ Anne G. Saunders	Director	August 19, 2022
Anne G. Saunders

/s/ Patricia M. Ross	Director	August 19, 2022
Patricia M. Ross

/s/ Shailesh Prakash	Director	August 19, 2022
Shailesh Prakash

/s/ Kelley Hall	Director	August 19, 2022
Kelley Hall

/s/ Ruby Sharma	Director	August 19, 2022
Ruby Sharma